Exhibit 10.8

HOLLY ENERGY PARTNERS, L.P.

PHANTOM UNIT AGREEMENT
(Employee)

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Phantom Units (“Notice of Grant”) by and between Holly Logistic Services, L.L.C. (the “Company”), and you.
WHEREAS, the Company, as part of your compensation for services to the Company and Holly Energy Partners, L.P. (the “Partnership”) and in order to induce you to materially contribute to the success of the Company and the Partnership, agrees to grant you this phantom unit award;
WHEREAS, the Company adopted the Holly Energy Partners, L.P. Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant phantom unit awards to certain employees and service providers of the Company;
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Phantom Unit Agreement (Employee) (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and
WHEREAS, you desire to accept the phantom unit award made pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties hereto agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement but not in lieu of any cash or other compensation for your services for the Company or the Partnership an award (the “Award”) consisting of Phantom Units (“Phantom Units”) covering the aggregate number of Units set forth in the Notice of Grant in accordance with the terms and conditions set forth herein and in the Plan, plus the additional rights to receive possible distribution equivalents, in accordance with the terms and conditions set forth herein.
2.    No Unitholder Rights. The Phantom Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Units prior to the date Units, if any, are issued to you in settlement of the Award.
3.    Distribution Equivalents. In the event that the Company declares and pays a distribution in respect of its outstanding Units on or after the Date of Grant and, on the record date for such distribution, you hold Phantom Units granted pursuant to this Agreement that have not been settled, the Company shall pay to you an amount in cash equal to the cash distributions you would have received if you were the holder of record as of such record date, of the number of Units related to the portion of your Phantom Units that have not been settled as of such record date, such payment (“Distribution Equivalents”) to be made on or promptly following the date that the Company pays such distribution (however, in no event shall the Distribution Equivalents be paid

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later than 30 days following the date on which the Company pays such distribution to its unitholders generally).
4.    Restrictions; Forfeiture. The Phantom Units are restricted in that they cannot be sold, transferred or otherwise alienated or hypothecated until Units related to such Phantom Units are issued pursuant to Section 8 following the removal or expiration of the restrictions as contemplated in Section 5 (and Section 6, if applicable) of this Agreement and as described in the Notice of Grant. In the event you cease to be an employee of the Company and any of its subsidiaries, other than as provided in Section 6 below, the Phantom Units that are not vested on the date of such cessation of employment shall be immediately forfeited.
5.    Expiration of Restrictions and Risk of Forfeiture. The restrictions on the Phantom Units granted pursuant to this Agreement will expire and the Phantom Units will become nonforfeitable as set forth in the Notice of Grant, provided that you remain an employee of the Company and its subsidiaries until the applicable dates and times set forth therein. Phantom Units that have become vested and non-forfeitable as provided in this Agreement are referred to herein as “Vested.”
6.    Termination of Employment.
(a)    Termination Generally. Subject to subsections (b), (c), (d) and (e) below, if your employment relationship with the Company and its subsidiaries is terminated for any reason (including if you voluntarily separate from employment (other than due to your Retirement) or are terminated by action of the Company (including termination for Cause but other than a Special Involuntary Termination)), then those Phantom Units that have not become Vested as of the date of termination shall become null and void and those Phantom Units shall be forfeited to the Company. The Phantom Units that are Vested as of the date of such termination shall not be forfeited to the Company and will be settled in accordance with Section 8.
(b)    Death or Disability. In the event of termination of your employment due to your (i) death or (ii) total and permanent disability, as determined by the Committee in its sole discretion, in either case, before all of the Phantom Units granted pursuant to this Agreement have become Vested, you will forfeit a number of Phantom Units equal to the number of Phantom Units specified in the Notice of Grant times the percentage that (A) the number of days beginning on the day on which the termination due to death or disability occurs and ending on the last day of the Service Period, (B) bears to the total number of days in the Service Period, and any remaining Phantom Units that are not vested will become Vested; provided, however, that any fractional Phantom Units will become null and void and automatically forfeited. In its sole discretion, the Committee may decide to vest all of the Phantom Units in lieu of the prorated number of Phantom Units as provided in this Section 6(b).
(c)     Retirement. In the event of termination of your employment with the Company and its subsidiaries due to your Retirement before all of the Phantom Units have become Vested, the Phantom Units granted pursuant to this Agreement that have not become Vested as of such date of termination shall become Vested on such date of termination.

(d)    Special Involuntary Termination. In the event of a Special Involuntary Termination, all of the Phantom Units granted pursuant to this Agreement will become Vested.
(e)    Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, change in control, or similar agreement entered into by and between you and the Company (or any of its subsidiaries), the terms of the employment, change in control or similar agreement shall control, subject to compliance with Section 409A of the Code.
7.    Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company or any of its subsidiaries, provided that rights to the Phantom Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
8.    Issuance of Units. Units shall be issued to you in settlement of your Vested Phantom Units within 30 days following the date upon which such Phantom Units become Vested in accordance with the Agreement (or such longer period of days, not more than 65, specified in a release described in Section 15). At the time of settlement, the Company shall cause to be issued Units registered in your name in payment of the Award. The Company shall evidence the Units to be issued in payment of the Phantom Units in the manner it deems appropriate. The value of any fractional Phantom Unit shall be rounded down at the time Units, if any, are issued to you. No fractional Units, nor the cash value of any fractional Units, will be issuable or payable to you pursuant to this Agreement. The value of Units shall not bear any interest owing to the passage of time. Neither this Section 8 nor any action taken pursuant to or in accordance with this Section 8 shall be construed to create a trust or a funded or secured obligation of any kind.
9.    Payment of Taxes. The Company may require you to pay to the Company (or an Affiliate of the Company if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its (or its Affiliate’s) current or future withholding with respect to federal, state or local income or other taxes that you incur as a result of the Award. With respect to any tax withholding (and to the extent permissible pursuant to Rule 16b-3 under the Exchange Act, if applicable), you may (a) direct the Company to withhold from the Units to be issued to you under this Agreement the number of Units necessary to satisfy the Company’s withholding of such taxes, which determination will be based on the Units’ Fair Market Value at the time such determination is made; (b) deliver to the Company Units sufficient to satisfy the Company’s tax withholding, based on the Units’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding. If you desire to elect to use the unit withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes and the maximum number of Units that may be so withheld or surrendered shall be a number of Units that have an aggregate Fair Market Value on the date of withholding or repurchase of up to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for you in your relevant federal, state, foreign and/or local tax jurisdiction, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to the Award. The Company, in its discretion, may deny your request to satisfy its tax withholding using a method described under subparagraph (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the Units withheld as payment of any tax withholding is insufficient to discharge that tax withholding, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.
10.    Adjustment of Phantom Units. The number of Phantom Units granted to you pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in units, unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the units with respect to which they were distributed or issued. In the event that the outstanding Units of the Partnership are exchanged for a different number or kind of units or other securities, or if additional, new or different units are distributed with respect to the Units through merger, consolidation, or sale of all or substantially all of the assets of the Partnership, each remaining unit subject to this Agreement shall have substituted for it a like number and kind of units or shares of new or replacement securities as determined in the sole discretion of the Committee, subject to the terms and provisions of the Plan.
11.    Compliance with Securities and Other Applicable Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of Units will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Units may then be listed. No Units will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, Units will not be issued hereunder unless (a) registration statement under the Securities Act, is at the time of issuance in effect with respect to the Units issued or (b) in the opinion of legal counsel to the Company, the Units issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Award will relieve the Company of any liability in respect of the failure to issue such Units as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Units available for issuance.
12.    Legends. The Company may at any time place legends referencing any restrictions imposed on the Units pursuant to Sections 4 and 11 of this Agreement on all certificates representing Units issued with respect to this Award.

13.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
14.    Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise to the extent allowed by applicable law.
15.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Phantom Units or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, will, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. In addition, the Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a general release of all claims in favor of the Company, the Partnership, any Affiliate and the employees, officers, stockholders or board members of the foregoing in such form as the Company may determine. In the event the period you are given to review, execute and revoke a release provided pursuant to this Section 15 spans two calendar years, any payment to you pursuant to this Agreement will be made in the second calendar year.
16.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.
17.    Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon you and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
18.    Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Partnership or the Company or any of its subsidiaries, or interfere in any way with the rights of the Partnership or the Company (or any of its subsidiaries) to terminate your employment or service relationship at any time.
19.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Units hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Units.

20.    Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Dallas, Texas and the United States District Court for the Northern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Phantom Units or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.
21.    Amendment. This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
22.    No Liability for Good Faith Determinations. The General Partner, the Partnership, the Company, HFC and the members of the Committee, the Board and the HFC Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.
23.    No Guarantee of Interests. None of the Board, the HFC Board, the General Partner, the Partnership, HFC nor the Company guarantee the Units from loss or depreciation.
24.    Company Records. Records of the Company or its subsidiaries regarding your period of employment or service, termination of service and/or employment and the reason(s) therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
25.    Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.
26.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.
27.    Certain Covenants.
(a)    Protection of Confidential Information. You acknowledge that in the course of your employment with the Company and the Partnership, you have obtained and will continue to obtain confidential, proprietary and/or trade secret information of the Company and the Partnership, relating to, among other things, (i) programs, strategies, information or materials related to the business, services, manner of operation and activities of the Company and the Partnership, (ii) customers or prospects of the Company and the Partnership, (iii) computer hardware or software used in the course of the Company and Partnership business, and (iv) marketing strategies or other activities of the Company and Partnership from or on behalf of any of its clients, (hereinafter collectively referred to as “Confidential Information”); provided, however, that, for purposes of this Agreement, the term Confidential Information shall not include any information that is known generally to the public or accessible to a third party on an unrestricted basis. You recognize that such Confidential Information has been developed by the Company and Partnership at great expense; is a valuable, special and unique asset of the Company and Partnership which it uses in its business to obtain competitive advantage over its competitors; is and shall be proprietary to the Company and Partnership; is and shall remain the exclusive property of the Company and Partnership; and, is not to be transmitted to any other person, entity or thing. Accordingly, as a material inducement to the Company to enter into this Agreement with you and in partial consideration for the granting of the Award, you hereby:
(i)    warrant and represent that you have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out your duties and responsibilities of employment with the Company and Partnership;
(ii)    agree not to so disclose, copy, disseminate, share or transmit any Confidential Information in the future;
(iii)    agree not to make use of any Confidential Information for your own purposes or for the benefit of any person, firm, corporation or other entity, except that, in the course of carrying out the duties and responsibilities of your employment, you may use Confidential Information for the benefit of any Affiliate of the Company or Partnership;
(iv)    warrant and represent that all Confidential Information in your possession, custody or control that is or was a property of the Company and Partnership has been or shall be returned to the Company or Partnership by or on the date of the your termination; and
(v)    agree that you will not reveal, or cause to be revealed, this Agreement or its terms to any third party (other than your attorney, tax advisor, or spouse on the condition that they also not reveal this Agreement or its terms to any other person), except as required by law.
Your covenants in this Section 27(a) are in addition to, and do not supercede, your obligations under any confidentiality, invention or trade secret agreements executed by you, or any laws protecting the Confidential Information.

(b)    Non-Solicitation. You agree that during the term of your employment with the Company, Partnership or their Affiliates and for a period of one year following your termination of employment with the Company, Partnership and their Affiliates, you will not, directly or indirectly, for your benefit or for the benefit of others, solicit any employee or service provider of the Company, Partnership or their Affiliates to terminate his or her employment or his, her or its service relationship with the Company, Partnership or their Affiliates; provided, however, that (y) after the termination of your employment for any reason, such employees and service providers shall only include such employees and service providers that you directly worked with in the twelve months preceding the date of termination of your employment, and (y) it will not constitute a violation of this Section

27(b) if an employee or service provider of the Company, Partnership or their Affiliates accepts employment or a service relationship with a Person not affiliated with the Company, Partnership or their Affiliates (i) pursuant to a general solicitation advertising the position, (ii) as a result of communications initiated by the employee or service provider of the Company, Partnership or their Affiliates (and not in response to any solicitation by you) or (iii) where the employment or service relationship with the Company, Partnership or their Affiliates with respect to such person was terminated more than six months prior to any action by you that would otherwise be a violation of this Section 27(b).
(c)    Extent of Restrictions. You acknowledge that the restrictions contained in this Section 27 correctly set forth the understanding of the parties at the time this Agreement is entered into, are reasonable and necessary to protect the legitimate interests of the Company and Partnership, and that any violation will cause substantial injury to the Company and Partnership. In the event of any such violation, the Company and Partnership shall be entitled, in addition to any other remedy, to preliminary or permanent injunctive relief. You waive, to the maximum extent permissible by law, any defenses or other objections to such remedies or the enforceability of this Section 27. To the maximum extent permissible by law, if any court having jurisdiction shall find that any part of the restrictions set forth this Section 27 are unreasonable in any respect, it is the intent of the parties that the restrictions set forth herein shall not be terminated, but that the restrictions set forth in this Section 27 shall remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.
(d)    Limitations. In the event any breach of the covenants set forth in this Section 27 comes to the attention of the Company or Partnership, this Award and the Phantom Units granted hereunder that have not at such time been settled shall be immediately forfeited to the Company and the Company and Partnership shall take into consideration such breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. However, nothing in this Agreement will prevent you from: (i) making a good faith report of possible violations of applicable law to any governmental agency or entity or (ii) making disclosures that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, nothing herein shall prevent you from making a disclosure that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer of reporting a suspected violation of law may make disclosures without violating this Section 27 to the attorney of the individual and use such information in the court proceeding.
28.    Clawback. This Agreement is subject to any written clawback policies that the Company, with the approval of the Board or the Committee, may adopt to the extent allowed by applicable law. Any such policy may subject your Award and amounts paid or realized with respect to the Award under this Agreement to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s or Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted by the Company or Partnership, including any policy to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company or the Partnership determines should apply to this Agreement.
29.    Section 409A. It is intended that the Phantom Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Payments shall only be made on an event and in a manner permitted by Section 409A of the Code. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. This Agreement may be amended without your consent in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code. In no event may you, directly or indirectly, designate the calendar year of a payment. Notwithstanding anything in this Agreement to the contrary, if you are a “specified employee” under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If you die during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of your estate within 60 days after the date of your death.
30.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
31.    Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board.
32.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
33.    The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.
34.    Defined Terms.
(a)    “Adverse Change” shall mean (i) a change in the city in which you are required to work regularly, (ii) a substantial increase in travel requirements of your employment, (iii) a substantial reduction in duties of the type previously performed by you, or (iv) a significant reduction in your compensation or benefits (other than bonuses and other discretionary items of compensation) that does not apply generally to executives of the Company or its successor.
(b)    “Affiliate” has the meaning provided in Rule 12b-2 under the Exchange Act.

(c)    “Beneficial Owner” has the meaning provided in Rule 13d-3 under the Exchange Act.
(d)    “Cause” means (i) an act or acts of dishonesty on your part constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company; (ii) gross or willful and wanton negligence in the performance of the material and substantial duties of your employment with the Company or its subsidiaries; or (iii) conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Committee, in its sole and absolute discretion.
(e)    “Change in Control” means, notwithstanding the definition of such term in the Plan:
(i)    Any Person, other than HFC or any of its wholly-owned subsidiaries, HEP Logistics Holdings, L.P. (the “General Partner”), the Partnership, the Company, or any of their subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of HFC, the Partnership, the Company or any of their Affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities, or an entity owned, directly or indirectly, by the holders of the voting securities of HFC, the Company, the General Partner or the Partnership in substantially the same proportions as their ownership in HFC, the Company, the General Partner or the Partnership, respectively, is or becomes the Beneficial Owner, directly or indirectly, of securities of HFC, the Company, the General Partner or the Partnership (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the General Partner, the Partnership, the Company or their Affiliates) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 34(e)(iii)(1) below.
(ii)    The individuals who as of the Date of Grant constitute the HFC and any New Director cease for any reason to constitute a majority of the HFC Board.
(iii)    There is consummated a merger or consolidation of HFC, the Company, the General Partner or the Partnership with any other entity, except if:
(1)    the merger or consolidation results in the voting securities of HFC, the Company, the General Partner or the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(2)    the merger or consolidation is effected to implement a recapitalization of HFC, the Company, the General Partner or the Partnership (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly, or indirectly, of securities of HFC, the Company, the General Partner or the Partnership, as applicable, (not including in the securities beneficially owned by such Person any securities acquired directly from HFC, the Company, the General Partner or the Partnership or their Affiliates other than in connection with the acquisition by HFC, the Company, the General Partner or the Partnership or its Affiliates of a business) representing more than 40% of the combined voting power of HFC’s, the Company’s, the General Partner’s or the Partnership’s, as applicable, then outstanding securities.
(iv)    The holders of the voting securities of HFC, the Company, the General Partner or the Partnership approve a plan of complete liquidation or dissolution of HFC, the Company, the General Partner or the Partnership, as applicable, or an agreement for the sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s or the Partnership’s assets, as applicable, other than a sale or disposition by HFC, the Company, the General Partner or the Partnership of all or substantially all of HFC’s, the Company’s, the General Partner’s, or the Partnership’s assets, as applicable, to an entity at least 60% of the combined voting power of the voting securities of which is owned by the direct or indirect holders of the voting securities of HFC, the Company, the General Partner or the Partnership, as applicable, in substantially the same proportions as their ownership of HFC, the Company, the General Partner or the Partnership, as applicable, immediately prior to such sale.
(a)    “HFC” means HollyFrontier Corporation.
(b)    “HFC Board” means the board of directors of HFC.
(c)    “New Director” means an individual whose election by the HFC Board, or nomination for election by the holders of the voting securities of HFC, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the Date of Grant or whose election or nomination for election was previously so approved or recommended. However, “New Director” shall not include a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation relating to the election of directors of HFC.
(d)    “Person” has the meaning given in section 3(a)(9) of the Exchange Act as modified and used in sections 13(d) and 14(d) of the Exchange Act.
(e)    “Retirement” means your termination of employment other than for Cause on or after the date on which you: (i) have achieved ten years of continuous service with the Company, and (ii) are age sixty (60).
(f)    “Service Period” means the period of time beginning on the Date of Grant specified in the Notice of Grant and ending on the final vesting date specified in the Notice of Grant.
(g)    “Special Involuntary Termination” means the occurrence of (1) or (2) below within 60 days prior to, or at any time after, a Change in Control, where (1) is termination of your employment with the Company (including subsidiaries of the Company) for any reason other than Cause and (2) is your resignation from employment with the Company (including subsidiaries of the Company) within 90 days after an Adverse Change by the Company (including subsidiaries of the Company) in the terms of your employment.
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